UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2021

Landos Biopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39971	81-5085535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Kraft Drive, Suite 216 Blacksburg, Virginia	24060
(Address of Principal Executive Offices)	(Zip Code)

(540) 218-2232

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	LABP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On May 14, 2021, Landos Biopharma, Inc., or the Company, entered into an exclusive collaboration and license agreement, or the LianBio Agreement, with LianBio Respiratory Limited, or LianBio, pursuant to which the Company granted LianBio an exclusive license to develop, manufacture and commercialize the Company’s product candidates omilancor and NX-13, each a Licensed Product, in Greater China (mainland China, Hong Kong, Taiwan and Macau), South Korea, Singapore, Thailand, Vietnam, Myanmar, Cambodia, Indonesia, and the Philippines, or the Territory.

Under the terms of the LianBio Agreement, the Company will receive an upfront cash payment of $18.0 million in connection with the execution of the LianBio Agreement and is eligible to receive development milestone payments of up to $95.0 million and sales milestone payments of up to $105.0 million. The Company is also eligible to receive tiered low-double-digit royalties based on net sales of Licensed Products in the Territory, subject to reduction in specified circumstances.

The Company and LianBio will form a joint steering committee to oversee and manage the collaboration. LianBio must use commercially reasonable efforts to develop and seek regulatory approval for the Licensed Products in the Territory, including funding all such expenses, while the Company will continue to have primary responsibility for clinical development and regulatory activities for the Licensed Products in all other geographies. If the Company conducts a global Phase 3 trial for omilancor or NX-13, LianBio will participate in such trial, including by opening clinical trial sites in the Territory, using commercially reasonable efforts to enroll a meaningful number of patients in the Territory and being responsible for any costs and expenses incurred by or on behalf of LianBio for such participation.

Unless earlier terminated, the LianBio Agreement will automatically terminate until the expiration of the royalty term applicable to such Licensed Product and such region in the Territory. The LianBio Agreement may be terminated prior to its expiration by either party upon the other party’s material breach of the LianBio Agreement that is not cured within the specified cure period based on the nature of such breach, by either party in the event of either party’s bankruptcy, insolvency or certain similar occurrences, by the Company if LianBio brings any action or proceeding challenging the validity or enforceability of any of the licensed patents, and by LianBio, for convenience. Upon termination of the LianBio Agreement, LianBio grants to the Company a worldwide, irrevocable, perpetual, transferable, exclusive license under LianBio’s patent rights and product inventions to develop, manufacture and commercialize compounds and Licensed Products covered by the LianBio Agreement in the Territory.

The foregoing is a summary description of certain terms of the LianBio Agreement, is not complete and is qualified in its entirety by reference to the text of the LianBio Agreement, which the Company expects to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

Item 2.02	Results of Operations and Financial Condition.

On May 17, 2021, the Company issued a press release announcing its financial results for the quarter ended March 31, 2021. This press release has been furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 2.02, and Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or, the Exchange Act, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 7.01	Regulation FD Disclosure.

On May 17, 2021, the Company issued a press release to announce the entry into an exclusive collaboration and license agreement with LianBio. This press release has been furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01, and Exhibit 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or, the Exchange Act, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Registrant’s filings under the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release, dated May 17, 2021

99.2	Press Release, dated May 17, 2021

104	The cover page from Landos Biopharma, Inc.’s Form 8-K filed on May 17, 2021, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landos Biopharma, Inc.

Dated: May 17, 2021	By:	/s/ Josep Bassaganya-Riera
Josep Bassaganya-Riera
Chief Executive Officer